Exhibit 10.15

ASSET PURCHASE AGREEMENT

by and among

STARVOX COMMUNICATIONS, INC.
and

CAPITAL TELECOMMUNICATIONS, INC.,
individually and collectively as the “Seller”

and

MANHATTAN TELECOMMUNICATIONS CORPORATION,
and
EACH OF THE SEVERAL PURCHASER DESIGNEES
individually and collectively as the “Purchasers”

Dated and Effective

as of

November 21, 2007

ASSET PURCHASE AGREEMENT

                This ASSET PURCHASE AGREEMENT (this “Agreement”) is executed to be effective as of November 21, 2007 (“Effective Date”), by and among

(A)                              each of STARVOX COMMUNICATIONS, INC., a Delaware corporation (“StarVox”), and its wholly-owned subsidiary, CAPITAL TELECOMMUNICATIONS, INC., a Pennsylvania corporation (“CTI”), each of StarVox and CTI individually and collectively comprising, and referred to herein as, “Seller”; and

(B)                                MANHATTAN TELECOMMUNICATIONS CORPORATION, a Delaware corporation (“MTC”), and each of those certain wholly-owned MTC subsidiaries identified on Schedule 1.5 as PURCHASER DESIGNEES, MTC and each such Purchaser Designee individually and collectively comprising, and referred to herein as, “Purchaser”.

Seller and Purchaser may be referred to in this Agreement individually as a “Party” and, collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, Seller is a facilities-based provider of wholesale and retail voice and data communications and internet services and, in such connection, is engaged in reselling communications access lines to those Business Customers (as hereinafter defined)  located within territory serviced by Verizon Communications, including, without limitation, the States of Delaware, Pennsylvania, Maryland, New Jersey and portions of Connecticut (collectively, the “Verizon Territory”); and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Seller desires to sell, and Purchaser desires to purchase, those certain assets that are defined herein as the Subject Assets;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement and other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

1.1.          Purchase and Sale.  In accordance with the terms and subject to the conditions set forth in this Agreement, and for the consideration herein stated, on the Closing Date (as defined below), Seller agrees to sell, convey, assign and transfer to Purchaser, and Purchaser agrees to purchase and accept from Seller, all of Seller’s right, title and interest in and to the following (collectively, the “Subject Assets”):

(a)           all of the telecommunications business access lines within the Verizon Territory (“Business Access Lines”) being provided as of the Effective Date and up through the applicable Closing Date by Seller on a resale (or other non-primary-carrier) basis to those business customers as so identified on the Verizon Billing and Customer Service Data to Seller (as hereinafter defined) as of the Closing Date (together with their subsidiaries, affiliates, successors, transferees, assigns, agents or other related persons, collectively the “Business Customers”).  The number of Business Access Lines of Business Customers which Seller claims exist within the Verizon Territory is approximately 17,560 (the “Represented Number”).  On the Closing Date, Seller shall provide Purchaser with the most current Verizon billing and customer service data and invoices pertaining to the Business Customers (the “Verizon Billing and Customer Service Data”), and the actual number of Business Access Lines  shall be determined therefrom to be the number of Business Access Lines as so reflected on the most current Verizon Billing and Customer Service Data (the “Actual Business Line Number”).  The determination of whether a particular

Business Access Line is a  business line shall be based on Verizon’s designation of such line in the Verizon Billing and Customer Service Data.

(b)           Seller shall also convey to Purchaser, for no additional consideration, any and all residential lines that are affiliated with any Business Customer and all access lines for any additional residential customer located within the Verizon Territory not affiliated with a Business Customer (collectively “Residential Lines”), provided that no such Residential Lines shall be counted towards the Actual Business Line Number.  All  Residential Lines conveyed hereunder shall be included in the definition of Subject Customers;

(c)           to the extent relating specifically to Subject Customers only, (i) all lists, names, addresses, credit, billing and collection data and other pertinent records and information maintained by Seller as of the Closing Date (in such form and medium as so maintained as of such date), (ii) all agreements, purchase orders or other contractual instruments and documents, together with all associated rights, obligations and interests as would otherwise have accrued to Seller from and after the Closing Date in accordance with the terms thereof, entered into by Seller with Subject Customers on or prior to the Closing Date with respect to the Access Lines (the “Customer Agreements”);

(d)           without limitation, all cash and cash equivalents, payments, proceeds, receivables, accounts, collections, rebates, refunds, reserves, withholdings, recoveries, claims or other entitlements or amounts of every nature proceeds of every nature payable by or attributable to Subject Customers to the extent first arising or accruing and payable at any time, for any period or in respect of any events or circumstances occurring, on or after the Closing Date (as hereinafter defined) (collectively, the “Post-Closing Cashflow”); and

(e)           to the extent that Seller is not otherwise entitled as of the Closing Date per applicable Customer Agreement terms and conditions to receipt, collection or application thereof, any and all deposits, prepaid expenses and any other security maintained by Seller as of the Closing Date pursuant to any Customer Agreement  (“Subject Deposits”).

1.2.          Excluded Assets.  The Subject Assets do not include, and nothing in this Agreement or any documentation, transaction or other matters contemplated hereby or thereby shall in any way be deemed or construed as effecting any transfer or conveyance to Purchaser of any items as described below in this Section 1.2(a) (collectively, the “Excluded Assets”):

(a)           subject to section 5.1 hereof, all of Seller’s copyrights, patents, inventions, trademarks, logos, trade secrets, know-how, strategies, plans, budgets, marketing materials and all other forms of confidential or proprietary information, materials or intellectual property, whether or not relating to Subject Customers;

(b)           except to the extent constituting Subject Deposits or Post-Closing Cashflow, any and all cash, cash equivalents, payments, proceeds, receivables, accounts, collections, rebates, refunds, reserves, withholdings, recoveries, claims or other entitlements or amounts of every nature attributable to or accruing, arising or payable in respect of any of the Subject Customers, Customer Agreements, Access Lines or otherwise;  and

(c)           any and all rights, interests and entitlements provided in this Agreement or any related documentation for the benefit of Seller, including, without limitation, payments and receipts of Earnout Consideration as described (and defined) below and other amounts as contemplated hereby.

1.3.          Assumed Liabilities.  Purchaser hereby agrees that it shall, at all times on and from the Closing Date, duly pay, discharge and bear sole and full legal obligation for, and shall save, indemnify and hold harmless Seller and its subsidiaries, affiliates, successors, transferees, assigns, agents or other related persons (a “Related Person”) from and against all Assumed Liabilities of any nature or type whenever and however arising after the Closing Date.  As used herein, “Assumed Liabilities” means and includes, in each case with the express exception of any Excluded Liabilities, (a) only those obligations and liabilities under the Customer Agreements and otherwise in respect of any of the Subject Assets solely arising at any time from and after the Closing Date therefor or are otherwise related to the ownership and operation of the Subject Assets arising after such Closing Date and (b) only those carrier and other costs not otherwise expressly allocated to Seller herein of migrating and transitioning the Access Lines and Subject Customers to Purchaser as provided under the Customer Agreements.

1.4.          Excluded Liabilities.  Seller hereby agrees that it shall, at all times on and from the Closing Date, duly pay, discharge and bear sole and full legal obligation for, and shall save, indemnify and hold harmless Purchaser and its Related Persons from and against all Excluded Liabilities of any nature or type whenever and however arising prior to the Closing Date.  By its execution and delivery hereof, Purchaser is not assuming, nor shall it or any of its Related Persons incur or be subjected to any obligations or liabilities in respect of, any Excluded Liabilities.  As used in this Agreement, “Excluded Liabilities” means and includes (a) any and all obligations and liabilities under the Customer Agreements or otherwise in respect of any of the Subject Assets arising at any time prior to the Closing Date therefor or are otherwise related to the ownership and operation of the Subject Assets arising prior to such Closing Date; (b) all obligations and liabilities of Seller and/or its Related Persons to Verizon and other carriers, vendors and service providers for any and all termination, recertification, transition or other nonrecurring or special charges, assessments, fees, costs or impositions to the extent arising or accruing in favor of such carriers, vendors and service providers as a direct result of the Closing hereunder pursuant to the terms and conditions of Seller’s (or such Related Persons’) own agreements existing with such persons; (c) all commission , agency fee, and other obligations to agents and other third parties relating to the ownership and operation of the Subject Assets, whether arising prior to, or after the closing Date; and (d) all obligations and liabilities relating directly and exclusively to any Excluded Asset hereunder.

1.5.          Purchaser Designees.   The Parties expressly acknowledge and agree that the Subject Assets are to be conveyed in accordance with all applicable laws, rules, regulations, orders, decisions or any other legal requirements whatsoever (collectively, “Legal Requirements”) of the United States Federal Communications Commission (“FCC”) or any other Legal Authority in or of the various jurisdictions comprising the Territory having authority over any such Subject Assets or the conveyance thereof.  Accordingly, the Parties agree that MTC shall be entitled to designate in writing, as the named Purchaser under the relevant Bill of Sale (as hereinafter defined) covering the particular Subject Assets to be conveyed thereto, one or more of its wholly-owned subsidiaries identified on Schedule 1.5 hereto (each, a “Designated Subsidiary”) that, as of the Closing Date, possesses all authorizations, approvals and qualifications by or of Legal Authorities in or for any relevant jurisdiction with the Territory as necessary to receive such conveyance in compliance with all Legal Requirements thereof.  Simultaneously with its acceptance of and countersignature to any such Bill of Sale, each Purchaser Designee shall assume and accede to all rights, interests, obligations and liabilities applicable to, and shall for all purposes be included in all references in this Agreement to,  Purchaser; provided, that no such assumption or accession by one or more Purchaser Designees shall in any way reduce, limit or impair the covenants, obligations and liabilities of MTC as the specified Purchaser hereunder at all times and for all purposes on and after the Effective Date, the timely and proper payment and performance of which covenants, obligations and liabilities shall at all such times and for all such purposes be and remain the full and absolute legal responsibility of MTC, as principal obligor with respect thereto.

ARTICLE 2

EARNOUT PAYMENTS; SELLER OPTION

2.1.          Purchase Price.     In consideration for the transfer and conveyance of the Subject Assets, Purchaser agrees to pay to Seller, subject to adjustments and pursuant to the terms and conditions of this Agreement,  the aggregate sum of $2,634,000.00 (the “Purchase Price”) (calculated at the rate of the Represented Number times $150), adjusted  and payable as follows:

(a)           On the Closing Date, there shall be paid to Seller, as against the Purchase Price, the product of: (x)  the Actual Business Line Number, times (y) $150, times (z) 80% (the “Initial Payment”)

(b)           On the Attrition Determination Date (as hereinafter defined), there shall be paid as a final payment against the Purchase Price, the Post Closing Settlement Payment, as defined and determined in accordance with Section 10.4 hereof.

2.2.          Initial Deposit:  On the Effective Date of this Agreement, Purchaser shall pay a $500,000 deposit against the Purchase Price, in immediately available funds (the “Initial Deposit”), by wire transfer or certified bank check, to be held in escrow by Purchaser’s Counsel (“Escrow Agent”) pursuant to the Escrow Agreement annexed hereto as Exhibit A (the “Escrow Agreement).  Escrow Agent shall provide Purchaser with wire transfer instructions on or before the Execution Date;

2.3.          Pay-over Obligation and Resolution.  Except as otherwise expressly provided herein, after the Closing, if Purchaser or Seller receives or otherwise holds funds that the other party is so entitled to, such party shall hold the funds in trust for the other party and shall remit such amounts to the other party within ten (10) days of receipt thereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

3.1.          Authorization and Enforceability. Purchaser is duly organized and validly existing under the laws of, in the case of (x) MTC, the State of Delaware and (y) each Purchaser Designee, such jurisdiction specified therefor on Schedule 1.5 hereto, and is legally qualified to do business in such jurisdictions comprising the Territory and as are otherwise necessary to conduct its business, and has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as now conducted and as to be conducted immediately after giving effect to the Closing Date hereunder. Purchaser has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement and all other agreements and instruments reasonably necessary to complete the transactions contemplated by this Agreement (the “Purchaser Documents”) and has full power and authority to enter into the Purchaser Documents and carry out the terms thereof on the Effective Date and up to and through the Closing Date.  Purchaser has duly executed and delivered this Agreement and will on the Closing Date so execute and deliver the applicable Purchaser’s Documents.  The Purchaser’s Documents as delivered at the Closing Date will be valid and binding obligations of Purchaser enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws and equitable principles affecting creditors’ rights generally.

3.2.          Compliance. The execution, delivery and performance of this Agreement and the Purchaser’s Documents by Purchaser, the compliance by Purchaser with the provisions of this Agreement and the Purchaser’s Documents the consummation of the transactions contemplated by this Agreement will not conflict with or result in the breach of any of the terms or provisions of or constitute a default under:

(a)           the articles of organization or bylaws of Purchaser;

(b)           any note, indenture, mortgage or deed of trust or loan agreement to which Purchaser is a party or by which Purchaser is bound; or

(c)           any material Legal Requirement of any federal, state, local or foreign court or regulatory authority or administrative or arbitrative body, agency or tribunal, or any other governmental body whatsoever (“Legal Authority”) applicable to Purchaser.

3.3.          Consents; Regulatory Approvals.  Except as specifically identified on Schedule 3.3 (each, an “Outstanding Purchaser Approval”), Purchaser possesses as of the Effective Date all consents, approvals and authorizations of third parties necessary to the conduct of its business and operations as presently conducted and otherwise as required in connection with its execution, delivery and performance of this Agreement through the Closing Date hereunder, including, without limitation, all certificates of authority, permits, licenses, approvals and authorizations of and from all Legal Authorities within the all jurisdictions comprising the Territory as necessary for it to own, operate and accept and receive conveyance of the Subject Assets and to provide communications services as contemplated hereby to all Subject Customers located therein in compliance with all applicable Legal Requirements (collectively, the “Purchaser-Required Approvals”), in each case excluding, for all purposes of this Section 3.3, any items specifically constituting Closing-Required Approvals subject to the provisions of (and as defined in) Section 5.3 below.

3.4.          Brokers. Purchaser has no obligation to pay any fees or commissions to any broker, finder, agent or other intermediary in connection with the negotiation or consummation of the transactions contemplated hereby as a result of any action or agreement of Purchaser (a “Purchaser Commissions”).  Purchaser shall be responsible for payment of any such Purchaser Commission and shall defend, and hold harmless Seller for any claims against Seller by such third parties owed a Purchaser Commission.

3.5.          Legal Proceedings. There are no claims, actions, suits, inquiries, investigations or proceedings before any Legal Authority pending or, to Purchaser’s knowledge, threatened against Purchaser relating to the transactions contemplated hereby or relating to the Subject Assets.

3.6.          NO OTHER REPRESENTATIONS.  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR AS MAY BE CONTAINED (AND EXPRESSLY DESIGNATED AS SUCH) IN ANY OTHER PURCHASER’S DOCUMENT, PURCHASER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER CONCERNING PURCHASER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE PURCHASER’S DOCUMENTS.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

4.1.          Authorization and Enforcement. Seller is duly organized and validly existing under the laws of, in the case of (x) StarVox, the State of Delaware and (y) CTI, the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own, lease and operate its properties and to service on the Subject Customers. Seller has full power and authority to perform this Agreement and to execute and deliver the documents and instruments contemplated by this Agreement (the “Seller’s Documents”). Seller has duly executed and delivered this Agreement and will on the Closing Date so deliver the applicable Seller’s Documents. The Seller’s Documents as delivered at the Closing Date will be valid and binding obligations of Seller’s enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws and equitable principles affecting creditors’ rights generally.

4.2.          Compliance. The execution, delivery and performance of this Agreement and Seller’s Documents by Seller, the compliance by Seller with the provisions of this Agreement and Seller’s Documents, and the consummation of the transactions contemplated by this Agreement and Seller’s Documents will not conflict with or result in the breach of any of the terms or provisions of or constitute a default under:

(a)           the certificate of incorporation or bylaws of Seller;

(b)           any note, indenture, mortgage, deed of trust, loan to which Seller is a party or by which Seller is bound; or

(c)           any material statute or any order, rule or regulation or any decision of any Legal Authority applicable to Seller.

4.3.          Consents. Except as specifically identified on Schedule 4.3 (each, an “Outstanding Seller Approval”), Seller possesses as of the Effective Date all consents, approvals and authorizations of third parties necessary to the conduct of its business and operations as presently conducted and otherwise as required in connection with its execution, delivery and performance of this Agreement and the Seller’s Documents through the Closing Date hereunder, including, without limitation, all certificates of authority, permits, licenses, approvals and authorizations of and from all Legal Authorities within the all jurisdictions comprising the Territory as necessary for it to own, operate and effect conveyance to Purchaser of the Subject Assets and to provide, up to and including the Closing Date, communications services as contemplated hereby to all Subject Customers located therein in compliance with all applicable Legal Requirements (collectively, the “Seller-Required Approvals”), in each case excluding, for all purposes of this Section 4.3, any items specifically constituting Closing-Required Approvals subject to the provisions of (and as defined in) Section 5.3 below.

4.4.          Brokers. Seller has no obligation to pay any fees or commissions to any broker, finder, agent or other intermediary in connection with the negotiation or consummation of the transactions contemplated hereby as a result of any action or agreement of Seller (a “Seller Commissions”).  Seller shall be responsible for payment of any such Seller Commission and shall defend, and hold harmless Purchaser for any claims against Purchaser by such third parties owed a Seller Commission.

4.5.          Legal Proceedings. There are no claims, actions, suits, inquiries, investigations or proceedings before any Legal Authority pending or, to Seller’s knowledge, threatened against Seller relating to the transactions contemplated hereby or relating to the Subject Assets.

4.6.          Liens.  The Subject Assets are, as of the Effective Date, and, as of the Closing Date, shall be transferred and conveyed to Purchaser free and clear of any and all liens, claims and encumbrances of any kind or nature whatsoever (collectively, but subject to each of the following exclusions, “Liens”).

4.7.          NO OTHER REPRESENTATIONS.  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR AS MAY BE CONTAINED (AND EXPRESSLY DESIGNATED AS SUCH) IN ANY OTHER SELLER’S DOCUMENT, SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER CONCERNING SELLER OR ANY OF THE SUBJECT ASSETS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE SELLER’S DOCUMENTS.

ARTICLE 5

SELLER COVENANTS

5.1.          Access to Subject Assets. Prior to the Closing Date, Seller shall afford to Purchaser and its authorized representatives access, at reasonable hours and upon reasonable advance notice, to Seller’s offices and its books and records maintained by Seller in respect of the Subject Assets as of the Effective Date (in the form so maintained) as reasonably necessary to effect the timely transfer and transitioning of the Subject Assets on the Closing Date.  Without limiting the foregoing, Seller shall make available to Purchaser the existing forms of all currently-effective Customer Agreements, along with such other records and documents as are expressly to be included in the Subject Assets.  Seller shall provide such other reasonable cooperation and information as may reasonably be requested by Purchaser to effect the timely transfer and transitioning of the Subject Assets on the Closing Date.   Seller further agrees not to unreasonably withhold, delay or condition its consent to and approval of any reasonable request made by Purchaser during the first six (6) months immediately following the Closing Date to use of Seller’s business or trade names in, or otherwise obtain Seller’s participation in, Subject Customer-related correspondence necessary for transitioning the Subject Assets as herein contemplated; provided, in each case, such correspondence is made available to Seller for its prior review and reasonable approval and distributed only in the form so reviewed and approved.

5.2.          Preservation of Subject Assets.  From and after the Effective Date through the Closing Date, Seller shall continue to provide service to the Subject Customers and otherwise own and operate its business in respect of the Subject Assets in the ordinary course, and shall take all commercially-reasonable actions as are consistent with its ordinary-course operations and past practices and reasonably necessary to (i) maintain the Subject Assets as generally constituted on and as of the Effective Date, (ii) prevent Subject Customer attrition in excess of historical, ordinary-course levels and (iii) defend the Subject Assets from the imposition of any Liens.  Without limiting the foregoing, at no time during the period described in the foregoing sentence shall Seller offer, establish or make available to Subject Customers any special discounts, credits, free service or other non-ordinary-course pricing (collectively, “Discounts”) that would by their terms extend (or would create any expectation among Subject Customers as to their extension) beyond the Closing Date.  Seller acknowledges and agrees that any amounts claimed by Subject Customers as Discounts prohibited hereby shall be the sole and exclusive liability of Seller.

5.3.          Closing-Required Approvals.  Seller hereby undertakes and covenants, in each case with and subject to the reasonable cooperation and participation of Purchaser as required pursuant to Section 6.3 and otherwise, to prepare, submit and/or effect such applications, notices, filings, registrations and related documentation required to be submitted or made in accordance with applicable Legal Requirements to or with the FCC and/or other Legal Authorities in order to obtain such consents, approvals and other authorizations of, from or with such Legal Authorities as specifically identified on Schedule 5.3 hereto (the “Closing-Required Approvals”) that (x) are necessary to obtain or effect at or prior to the Closing Date in order to consummate in accordance with applicable Legal Requirements the transactions then to occur as provided herein and (y) do not otherwise constitute Seller-Required Approvals or Purchaser-Required Approvals as herein defined.   Subject to Purchaser’s cooperation and participation as aforesaid, Seller shall direct, and shall bear the various filing and other costs and expenses (including the legal fees and disbursements of Seller’s counsel, Kelley Drye & Warren LLP) incurred in connection with, the process of obtaining or effecting all Closing-Required Approvals.

5.4.          Seller-Required Approvals.  Seller shall, at its sole effort and expense, take all commercially-reasonable measures necessary to (x) obtain and/or cause to be effective on and as of the Closing Date, any and all of the Outstanding Seller Approvals, and (y) maintain in effect all such Outstanding Seller Approvals and all other Seller-Required Approvals up to and as of the Closing Date.

ARTICLE 6

PURCHASER COVENANTS

6.1.          Purchaser-Required Approvals.  Purchaser shall, at its sole effort and expense, take all commercially-reasonable measures necessary to (x) obtain and/or cause to be effective on and as of the Closing Date, any and all of the Outstanding Purchaser Approvals, and (y) maintain in effect all such Outstanding Purchaser Approvals and all other Purchaser-Required Approvals up to and through the Closing Date and for so long as necessary thereafter in accordance with applicable Legal Requirements to provide communications and internet-related services to the Subject Customers as contemplated by this Agreement.

6.2.          Assistance and Cooperation Concerning Closing-Required Approvals.   Purchaser shall make available to Seller such information, documents and access to personnel and records of or relating to Purchaser, and shall provide such cooperation and assistance as reasonably requested by Seller to facilitate Seller’s efforts in obtaining or effecting all Closing-Required Approvals in a timely and efficient manner.

ARTICLE 7

CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under Articles 1 and 2 of this Agreement are subject to satisfaction, at or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by Purchaser:

7.1.          Representations and Warranties. All representations and warranties of Seller made in this Agreement and, if any, in Seller’s Documents shall in all material respects be true and correct on the date when made and, unless expressly stated as relating exclusively with respect to any earlier date, on and as of the Closing Date with the same force and effect as if made as of the Closing Date.

7.2.          Performance of Covenants and Agreements.  All of the terms, covenants, conditions and agreements set forth in this Agreement and Seller’s Documents to be complied with and performed by Seller at or prior to the Closing Date shall in all material respects have been complied with or performed by Seller as and when required prior to the Closing Date.

7.3.          Certain Approvals.  As of the Closing Date, all Closing-Required Approvals and Purchaser-Required Approvals shall have been obtained or effected and shall remain valid and in effect; provided that Purchaser shall not be entitled to rely upon, as a condition to Purchaser’s obligations as aforesaid, any failure in obtaining or effecting any of the foregoing or otherwise in the Closing Date validity or effectiveness thereof to the extent in any manner resulting from or attributable to Purchaser’s nonperformance of or noncompliance with any of its covenants and agreements with respect to such Closing-Required Approvals or Purchaser-Required Approvals contained in Sections 6.3 or 6.7 or elsewhere in this Agreement or otherwise by reason of events, circumstances or matters within Purchaser’s reasonable direction or control.

7.4.          Closing Deliveries.   Purchaser shall have received all documents and deliverables in the form and manner as required to be delivered to Purchaser at or prior to the Closing Date pursuant to Section 10.2 below.

ARTICLE 8

CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller under Articles 1 and 2 of this Agreement are subject to satisfaction, at or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by Seller:

8.1.          Representations and Warranties. All representations and warranties of Purchaser made in this Agreement and, if any, in Purchaser’s Documents shall in all material respects be true and correct on the date when made and, unless expressly stated as relating exclusively with respect to any earlier date, on and as of the Closing Date with the same force and effect as if made as of the Closing Date.

8.2.          Performance of Covenants and Agreements.  All of the terms, covenants, conditions and agreements set forth in this Agreement and Purchaser’s Documents to be complied with and performed by Purchaser at or prior to the Closing Date shall in all material respects have been complied with or performed by Purchaser as and when required prior to the Closing Date.

8.3.          Certain Approvals.  As of the Closing Date, all Closing-Required Approvals and Seller-Required Approvals shall have been obtained or effected and shall remain valid and in effect; provided that Seller shall not be entitled to rely upon, as a condition to Seller’s obligations as aforesaid, any failure in obtaining or effecting any of the foregoing or otherwise in the Closing Date validity or effectiveness thereof to the extent in any manner resulting from or attributable to Seller’s nonperformance of or noncompliance with any of its covenants and agreements with respect to such Closing-Required Approvals or Seller-Required Approvals contained in Sections 5.3 or 5.4 or elsewhere in this Agreement.

8.4.          Closing Deliveries.   Seller shall have received all documents and deliverables in the form and manner as required to be delivered to Seller at or prior to the Closing Date pursuant to Section 10.3 below.

ARTICLE 9
TERMINATION

At any time prior to occurrence of any Closing hereunder, this Agreement may be terminated:

(a)           by Purchaser notice to Seller, upon the failure of one or more the conditions specified in Article 7 to Purchaser’s obligations hereunder to have been performed or satisfied on or prior to the Closing Date; or

(b)           by Seller notice to Purchaser, upon the failure of one or more the conditions specified in Article 8 to Seller’s obligations hereunder to have been performed or satisfied on or prior to the Closing Date; or

(c)           by notice of either Party, upon discovery of the other Party’s material misrepresentation made herein or upon such other Party’s abandonment of or material breach or nonperformance of any covenant or obligation required of it hereunder to the extent remaining unremedied after fifteen (15) days notice and opportunity to cure; or

(d)           by mutual written agreement by both Parties to the Agreement.

ARTICLE 10
CLOSING DATE

10.1.        Time and Place of Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Seller’s counsel, Kelley Drye & Warren LLP, 3050 K St, NW, Suite 400, Washington, DC 20008 on such date (the “Closing Date”) as agreed between the Parties that is no later than the the fifth (5th) business day following the final satisfaction or waiver, as applicable, of all conditions precedent to the Parties’ respective obligations as set forth in Articles 7 and 8.  An initial Closing shall occur within two (2) business days (subject, in any event, to continuing satisfaction as of such date of all other conditions precedent as aforesaid) with respect to any and all Subject Assets for which all Closing-Required Approvals, Seller-Required Approvals and Purchaser-Required Approvals (collectively, “Requisite Approvals”) have then been obtained and become effective to permit the valid and lawful conveyance thereof and the migration of the relevant Access Lines and successive Closings shall continue occur within each two week period thereafter (again, subject to continuing satisfaction as of such date of all other conditions precedent as aforesaid) after all Requisite Approvals have been obtained to permit the continued valid and lawful conveyance thereof and the migration of the remaining Access Lines (each, an “Interim Closing Date”; provided, that the last such Closing shall occur on a date (the “Final Closing Date”) no later than March 31, 2008.  The parties intend that the Closing shall be a staged Closing and shall continue as and when additional of the Subject Asset become Approved Migrated Lines.

For purposes of this Agreement, the term “Closing Date” shall mean and be a singular reference to the single date or each of the series of dates up to the Final Closing Date on which any Closing actually occurs in accordance with this Section 10.1 and, except where explicitly noted as relating to the particular Subject Assets subject to actual conveyance thereon, shall be interpreted as referring to any and all such dates.

10.2.        Obligations of Seller at Closing. On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following documents and take the other actions identified :

(a)           an assignment and bill of sale, in substantially the form attached as Schedule 10.2(a) hereto (each, a “Bill of Sale”), conveying to and in the name of the appropriate jurisdictional entity of Purchaser all of the Subject Assets in respect of each jurisdiction within the Territory for which Requisite Approvals at such time been obtained and become effective and as to which valid and lawful conveyance may otherwise be made in accordance with all jurisdictional Legal Requirements;

(b)           an assignment and assumption agreement, in substantially the form attached as Schedule 10.2(b) hereto (each, an “Assignment and Assumption”), with respect to all Customer Agreements and related rights subject to conveyance to and assumption by Purchaser on such Closing Date;

(c)           certificates executed as of the Closing Date by (x) Seller’s corporate secretary attesting to the certificate of incorporation, bylaws and authorizing resolutions of Seller in the respective forms attached and to the incumbency and signatures of officers and (y) Seller’s authorized officer attesting to satisfaction of the conditions to Purchaser’s obligations as set forth in Sections 7.1 and 7.2;

(d)           records and evidence establishing to Purchaser’s reasonable satisfaction Seller’s prior receipt of the Outstanding Seller Approvals and the Closing Date validity of all other Seller-Required Approvals that are in any way reasonably material to the lawful and valid consummation and effect of the transactions occurring on such Closing Date; and

(e)           all other documents and instruments as may be reasonably necessary and required to consummate the transactions contemplated by this Agreement.

10.3.        Obligations of Purchaser at Closing. On the Closing Date, Purchaser shall deliver or cause to be delivered the following documents, and take the other actions identified below:

(a)           Purchaser’s duly-executed counterparts to each Bill of Sale and Assignment and Assumption being executed and delivered by Seller on such Closing Date;

(b)           certificates executed as of the Closing Date by (x) Purchaser’s corporate secretary attesting to the certificate of incorporation, bylaws and authorizing resolutions of Purchaser in the respective forms attached and to the incumbency and signatures of officers and (y) Purchaser’s authorized officer attesting to satisfaction of the conditions to Seller’s obligations as set forth in Sections 8.1 and 8.2;

(c)           records and evidence establishing to Seller’s reasonable satisfaction Purchaser’s prior receipt of the Outstanding Purchaser Approvals and the Closing Date validity of all other Purchaser-Required Approvals that are in any way reasonably material to the lawful and valid consummation and effect of the transactions occurring on such Closing Date; and

(d)           all other documents and instruments as may be reasonably necessary and required to consummate the transactions contemplated by this Agreement.

10.4.        Post Closing Settlement Payment.  Within five business days after the date that is four months after the Final Closing Date (the “Attrition Determination Date”), Purchaser shall determine and shall provide a written schedule (the “Attrition Notice”) to Seller of any Business Access Lines that discontinued service with Purchaser  prior to the said Attrition Determination Date (“Discontinued Business Lines”) and the number of remaining active migrated Business Access Lines (“Final Business Line Number”).  Seller shall have five days after receipt of the Attrition Notice to accept the data contained therein or request additional support.  Additional support shall be provided by inviting to Purchaser’s office two of Seller’s representatives to review first hand the Verizon Billing and Customer Service Data that was used to support the Attrition Notice.   Within five (05) days after Seller agrees to the number of Discontinued Business Lines and the Final Business Line Number, there shall be paid to Seller by the Escrow Agent from the Initial Deposit, as a final settlement payment (“Post Closing Settlement Payment”) against  the Purchase Price, an amount equal to the sum (if any) of: (i) the product of (x) the Final Business Lines Number, times (y) $150, less (ii) the Initial Payment.  Any remaining amount of the Initial Deposit shall be repaid to Purchaser as an adjustment against the Purchase Price.

ARTICLE 11
SURVIVAL

All representations, warranties, covenants and agreements of the Parties made in this Agreement or in any exhibit, schedule, certificate or agreement delivered in accordance with this Agreement shall survive the execution and delivery of, and the Closing of the transactions under, this Agreement as provided in Articles 2, 5 and 6 of this Agreement.

ARTICLE 12
OTHER PROVISIONS

12.1.        Further Assurances. After the Closing Date, each of the Parties will take such actions and execute and deliver to the other Party such further documents, instruments of assignment, conveyances and transfers consistent with their respective post-Closing covenants contained in Articles 5 and 6, as applicable, as reasonably necessary to give full legal effect to the transactions and agreements as expressly intended in this Agreement.

12.2.        Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns; provided that neither Party may assign this Agreement, or otherwise transfer or delegate any rights, interests, obligations or liabilities hereunder, without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed where such assignment or delegation is to be made to a wholly-owned subsidiary of the assigning Party and such assigning Party shall remain fully liable for performance hereunder after giving effect thereto).

12.3.        Amendment, Waiver. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Party against which enforcement of such amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

12.4.        Governing Law, Jurisdiction; Related Waivers. THE CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE FEDERAL [AND STATE] COURTS LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION WITH REGARD TO ALL MATTERS RELATING TO THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, AS SUCH, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.  ADDITIONALLY, EACH PARTY EXPRESSLY WAIVES AND FOREGOES, EXCEPT AS PROVIDED IN SECTION 6.6, ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.5.        Non-Solicitation Agreement.  For a period of three (3) years after the Final Closing Date, neither Seller nor any Affiliate, nor any of the respective, members, shareholders, partner, officers, directors, employees or agents shall use any customer lists or similar customer information to solicit directly or indirectly Subject Customers of the Purchaser existing on the Final Closing Date.

12.6.        Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement (a) shall be in writing; (b) shall be delivered personally, including by means of facsimile, overnight express delivery, or mailed by registered or certified mail, postage prepaid and return receipt requested; (c) shall be effective on the date of personal delivery, upon dispatch by facsimile with electronic confirmation of transmission, on the business day immediately following transfer to an overnight courier for delivery, the date set forth on the return receipt; and (d) shall be delivered or mailed to the addresses or facsimile numbers set forth below or to such other address as any Party may from time to time direct in writing in accordance with this section (telephone numbers are provided to assist in coordination, but telephone conversations do not constitute notice):

If to Purchaser:

Manhattan Telecommunications Corporation

44 Wall Street, 6th Floor

New York, NY 10005

Attn: Andoni Ecomomou, COO and EVP

Facsimile: 212.635.5074

with a copy to:

Garfunkel, Wild & Travis, P.C.

Counsel to Purchaser

111 Great Neck Road — Suite 503

Great Neck, New York 11021

Attn:  Burton S. Weston, Esq.

Facsimile: 516.466.5964

If to Seller:  Individual delivery to each of:

StarVox Communications, Inc.

43480 Yukon Drive, Suite 201

Ashburn, VA  20147

Attn: Chris McKee, General Counsel

Facsimile: 202-330-5106

12.6.        Entire Agreement; Counterparts.  This Agreement and the Seller’s Documents and Purchaser’s Documents contemplated hereby constitute the entire agreement, and supersede all prior or contemporaneous agreements or understandings, written or oral between the Parties with respect to the subject matter hereof.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, regardless of whether all Parties have executed the same counterpart.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the Effective Date first written above.

PURCHASER:
MANHATTAN TELECOMMUNICATIONS CORPORATION

	By:	/s/ Andoni Economou
		Name:	Andoni Economou
		Title:	MetTel EVP

EACH OF THE SEVERAL PURCHASER DESIGNEES
Upon signature to the applicable Bill(s) of Sale by which acceding to this Agreement

SELLER:
STARVOX COMMUNICATIONS, INC.,
as collectively comprising, together with its wholly-owned subsidiary signing below, the “Seller” hereunder

	By:	/s/ John Reiland
		Name:	John Reiland
		Title:	Starvox CFO

CAPITAL TELECOMMUNICATIONS, INC.,

By:
Name:
Title: